UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2026 and Senior Notes due 2027

On September 25, 2017 (the “Closing Date”), Southwestern Energy Company (the “Company”) closed its offering of $650,000,000 aggregate principal amount of 7.500% Senior Notes due 2026 (the “2026 Notes”) and $500,000,000 aggregate principal amount of 7.750% Senior Notes due 2027 (the “2027 Notes” and, together with the 2026 Notes, the “Notes”).

The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $1,133 million. The proceeds from the offering were used to repay in full and terminate the Company’s Amended and Restated Term Loan Credit Agreement with various lenders and Bank of America, N.A., as administrative agent and lender, and the remaining net proceeds of the offering, together with cash on hand, will be used to fund its previously announced tender offers and consent solicitation.

The 2026 Notes and the 2027 Notes will accrue interest at a rate of 7.500% and 7.750%, respectively, per annum, payable in cash semiannually, in arrears, on April 1 and October 1 of each year, beginning on April 1, 2018. The 2026 Notes will mature on April 1, 2026, and the 2027 Notes will mature on October 1, 2027.

Indenture and First Supplemental Indenture

The terms of the Notes are governed by the Indenture (the “Base Indenture”), dated as of September 25, 2017, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated September 25, 2017, between the Company and the Trustee. The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt (including the Company’s existing senior notes and the Company’s revolving credit facility), rank senior to all of the Company’s existing and future subordinated debt, be effectively subordinated to any future secured obligations to the extent of the value of the assets securing such obligations, and be structurally subordinated to all debt and other obligations of the Company’s existing or future non-guarantor subsidiaries. Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture.

The Indenture contains covenants that, among other things, restrict the ability of the Company to incur certain liens, to engage in sale and leaseback transactions and to merge, consolidate or sell assets. If the Company redeems the 2026 Notes before April 1, 2021 or the 2027 Notes before October 1, 2022, such Notes are redeemable at the Company’s election, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the relevant Applicable Premium. If the Company redeems the 2026 Notes on or after April 1, 2021 or the 2027 Notes on or after October 1, 2022, such notes are redeemable at certain percentages of the principal amount, plus accrued and unpaid interest.

On or after April 1, 2021, the Company may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in the Indenture, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2026 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of holders of 2026 Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2021	105.625%
2022	103.750%
2023	101.875%
2024 and thereafter	100.000%

At any time prior to April 1, 2021, the Company may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed, plus the relevant Applicable Premium, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after October 1, 2022, the Company may on any one or more occasions redeem all or a part of the 2027 Notes, upon notice as provided in the Indenture, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2027 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of holders of 2027 Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2022	103.875%
2023	102.583%
2024	101.292%
2025 and thereafter	100.000%

At any time prior to October 1, 2022, the Company may on any one or more occasions redeem all or a part of the 2027 Notes, upon notice as provided in the indenture, at a Redemption Price equal to 100% of the principal amount of the 2027 Notes redeemed, plus the relevant Applicable Premium, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of 2027 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

In addition, if a “change of control event” occurs, Note holders will have the option to require the Company to purchase all or any portion of the Notes at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the change of control date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the forms of the Notes, each of which is incorporated herein by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Second Supplemental Indenture

On September 25, 2017, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the indenture dated as of January 23, 2015, as supplemented by the first supplemental indenture, dated as of January 23, 2015 (as so supplemented, the “Original Indenture”), by and between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.050% Senior Notes due 2020 (the “2020 Notes”).

The Second Supplemental Indenture was entered into to effectuate certain amendments to the Original Indenture in connection with the consummation of the Company’s tender offer and consent solicitation, as further described under Item 7.01 of this Current Report on Form 8-K. The Second Supplemental Indenture, among other things, amends the limitations on liens covenant in the Original Indenture governing the 2020 Notes to be substantially similar to the liens covenant applicable to the newly issued Notes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.5 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On September 25, 2017, the Company issued a press release announcing the closing of its Notes offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 25, 2017, the Company announced the early tender results of the previously announced offers by the Company to purchase for cash (i) any and all of the Company’s 2020 Notes and (ii) an amount of the Company’s 4.10% Senior Notes due 2022 and the Company’s 4.95% Senior Notes due 2025 up to an amount equal to $800.0 million less the amount paid in settlement of tendered and accepted 2020 Notes, excluding accrued interest. In connection with the tender offer, the Company solicited consents from holders of the 2020 Notes to amend the Original Indenture with respect to the 2020 Notes to, among other things, amend the limitations on liens covenant in the Original Indenture with respect to the 2020 Notes to be substantially similar to the liens covenant applicable to the newly issued Notes. The Company received the requisite number of consents to amend the Original Indenture governing the 2020 Notes, entered into the Second Supplemental Indenture, dated as of September 25, 2017, between the Company and U.S. Bank National Association, as Trustee, and, with respect to the 2020 Notes that remain outstanding after the completion of the tender offer, amended the Original Indenture. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX
Exhibit No.	Description

4.1	Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.3	Form of 7.500% Notes due 2026 (included in Exhibit 4.2)

4.4	Form of 7.750% Notes due 2027 (included in Exhibit 4.2)

4.5	Second Supplemental Indenture, dated as of September 25, 2017, between Southwestern Energy Company and U.S. Bank National Association, as trustee

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of Southwestern Energy Company, dated September 25, 2017 relating to the closing of its Notes offering

99.2	Press Release of Southwestern Energy Company, dated September 25, 2017 relating to the early tender results of its tender offers

EXHIBIT INDEX
Exhibit No.	Description

4.1	Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.3	Form of 7.500% Notes due 2026 (included in Exhibit 4.2)

4.4	Form of 7.750% Notes due 2027 (included in Exhibit 4.2)

4.5	Second Supplemental Indenture, dated as of September 25, 2017, between Southwestern Energy Company and U.S. Bank National Association, as trustee

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of Southwestern Energy Company, dated September 25, 2017 relating to the closing of its Notes offering

99.2	Press Release of Southwestern Energy Company, dated September 25, 2017 relating to the early tender results of its tender offers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: September 25, 2017	By:	/s/ Jennifer E. Stewart
Name: Jennifer E. Stewart
Title: Senior Vice President and Chief Financial Officer – Interim